Exhibit 10.27

COMPOSECURE, L.L.C.

AMENDMENT NUMBER 5

TO

MASTER SERVICES AGREEMENT CW139362

THIS AMENDMENT NUMBER 5 (this “Amendment”), is made and entered into effective as of as of the last date signed (the “Effective Date”), between American Express Travel Related Services Company, Inc., a Delaware corporation (“AXP”), and Composecure, L.L.C., a Delaware limited liability company (“Service Provider”).

Background

AXP and Service Provider entered into Master Services Agreement CW139362, for lamination and fabrication of the Centurion card effective as of August 1, 2004 (as now or hereafter amended, the “Agreement”). AXP and Service Provider wish to amend certain of their understandings as set forth in the Agreement, specifically to establish an alternative procedure for entering into Schedules for Services and deliverables for the benefit of affiliates of AXP, as more particularly described herein. Capitalized terms used herein without definition are defined as set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.             AMENDMENTS. Section 2 of the Agreement is hereby amended as follows:

The text of Section 2 shall be re-designated as Section 2.1 under the heading “In General”.

The following new sections 2.2 and 2.3 are hereby added to the Agreement:

“2.2          Alternative Procedure for AXP Entities.

“(a)       As an alternative to the procedure described in Section 2.1 above, AXP may submit a Schedule on behalf of one or more AXP Entities as identified in such Schedule (each, an “Affiliate Customer”), which shall be a binding agreement when executed by Service Provider and AXP. Notwithstanding anything to the contrary in Section 2.1, execution of the Schedule by the Affiliate Customer(s) identified therein will not be required. Such Schedule shall comply with the requirements of Section 2.1 in all other respects, and shall include (without limitation): (i) a description of all Services, deliverables and materials to be produced; (ii) a statement of the associated fees and costs or the method for determining such fees and costs; and (iii) the location(s) to which Service Provider will send all deliverables and other materials to be provided under such Schedule to (or for the benefit of) the Affiliate Customer(s). Service Provider will bill all fees and costs for Services, deliverables and materials provided under such Schedule to (or for the benefit of) an Affiliate Customer directly to that Affiliate Customer.

“(b)       The parties acknowledge that each Affiliate Customer identified in a Schedule pursuant to this Section 2.2 will be an intended third-party beneficiary of such Schedule and this Agreement, and will be entitled to enforce the rights of AXP thereunder and under this Agreement with the same force and effect as if such Affiliate Customer were a signatory thereto. For purposes of the foregoing, references to “AXP” in any provision of this Agreement shall mean the Affiliate Customer(s) identified in any Schedule entered into pursuant to this Section 2.2 to the extent that such provision of this Agreement is applicable to such Schedule.

“(c)       AXP shall be responsible for, and hereby unconditionally guarantees, the punctual payment, performance and satisfaction of all obligations of all Affiliate Customers to Service Provider.

“2.3          Shipping Requirements.

Unless otherwise set forth in a Schedule mutually agreed by the Parties, all deliveries of products provided by Service Provider to AXP and/or Affiliate Customers shall be delivered FOB, Service Provider’s facilities in Somerset, New Jersey. In connection with deliveries, Service Provider shall arrange for and pay for all required freight, insurance and duties, and shall include such amounts in its invoices to AXP and/or the applicable Affiliate Customers.”

2.             GENERAL

A.                If there is a conflict between the Agreement and this Amendment, the terms of this Amendment will govern if this Amendment expressly references the provisions of the Agreement with which they are inconsistent.

B.                 This Amendment is also intended to memorialize an arrangement in effect between AXP and Service Provider prior to the Effective Date and all actions previously taken by AXP or Service Provider either (i) in accordance with that arrangement and/or (ii) on or after the Effective Date but prior to the execution of this Amendment, are hereby ratified and confirmed.

C.                 Except as amended hereby, the remaining terms and conditions of the Agreement shall remain in full force and effect.

Signatures on following page.

2/13/2020	AXP Internal	2

IN WITNESS WHEREOF, Service Provider and AXP have caused this Amendment to be executed by their duly authorized officers on the respective dates below their signatures, but effective as of the Effective Date set forth above.

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.		COMPOSECURE, L.L.C.

By:	/s/ Melanie Chung	By:	/s/ Jonathan C. Wilk

Name:	Melanie Chung	Name:	Jonathan C. Wilk

Title:	Director	Title:	CEO

Date:	March 19, 2020	Date:	March 19, 2020

[ILLEGIBLE]

2/13/2020	AXP Internal	3